UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 15, 2017

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220
Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On March 15, 2017, Condor Hospitality Trust, Inc. (the “Company”) filed articles of amendment (the “Amendment”) to the Company’s Articles of Incorporation (the “Charter”) with the State of Maryland to effect a 6.5-to-1 reverse stock split of the Company’s common stock (the “Reverse Stock Split”) effective at 4:01 p.m. Eastern Time on March 15, 2017 (the “Effective Time”).

As a result of the Reverse Stock Split, every 6.5 shares of the Company’s outstanding and issued common stock at the Effective Time was combined into one share of the common stock. The Company’s authorized shares of common stock under the Charter remain unchanged at 200 million shares. The par value of the company’s common stock after the Amendment is $0.01 per share, the same par value per share prior to the Reverse Stock Split. Immediately following the Effective Time, the Company’s outstanding 43,993,705 shares of common stock were combined into a total of approximately 6,768,263 shares of common stock outstanding.

Beginning with the opening of trading on March 16, 2017, the Company’s common stock will commence trading on the Nasdaq Stock Market on a Reverse Stock Split adjusted basis with a new CUSIP number of 20676Y403. No fractional shares will be issued in connection with the Reverse Stock Split, and shareholders who otherwise would be entitled to a fractional share will receive, in lieu thereof, a cash payment based on the volume weighted average price of the Company’s common stock on the five trading days immediately prior to March 15, 2017 as reported on the Nasdaq Stock Market.

Proportional adjustments were made at the Effective Time of the Reverse Stock Split to the Company’s outstanding stock options and other equity awards, the number of shares of common stock available under the Company’s 2016 Stock Plan, the exercise price and number of shares of common stock issuable upon exercise of the outstanding Company warrants, the conversion price of the Series E convertible preferred stock of the Company, and any other contractual adjustments, as necessary.

Shareholders who hold shares of the Company’s common stock in “street name” will not be required to take any action in connection with the Reverse Stock Split. Shareholders who hold shares of the Company’s common stock in certificated form will receive instructions from the company’s transfer agent, American Stock Transfer & Trust Company LLC, regarding the exchange of outstanding pre-reverse stock split stock certificates.

The Amendment is filed as Exhibit 3.2, and the Company’s Charter, as amended by the Amendment, is filed as Exhibit 3.1, to this Current Report on Form 8-K and are incorporated herein by reference. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Articles of Incorporation of the Company, as amended

3.2	Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation effecting 6.5-to-1 reverse stock split of the Company’s common stock

99.1	Press Release, dated March 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: March 15, 2017	By:	/s/ Arinn Cavey
Name: Arinn Cavey
Title: Chief Accounting Officer

EXHIBIT INDEX

3.1	Amended and Restated Articles of Incorporation of the Company, as amended

3.2	Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation effecting 6.5-to-1 reverse stock split of the Company’s common stock

99.1	Press Release, dated March 15, 2017